UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2017

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	N/A
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 19, 2017 (the “Effective Date”), the Board of Directors (the “Board”) of Seagate Technology plc (“Seagate”) appointed Mark W. Adams to serve as a director of Seagate. Mr. Adams has also been appointed to serve on the Audit Committee of the Board. Mr. Adams was appointed upon the recommendation of the Nominating and Corporate Governance Committee and has been determined by the Board to be an independent director. Mr. Adams will serve until Seagate’s next annual general meeting of shareholders (the “AGM”) when he is expected to stand for election by a vote of Seagate’s shareholders.

Mr. Adams, 52, currently serves as a director of Cadence Design Systems, Inc., which position he has held since 2015; he also served as President of Micron Technology, Inc., a semiconductor solutions company, from February 2012 to February 2016. From 2006 to February 2012, Mr. Adams served in a number of positions at Micron Technology, Inc., including as Vice President of Worldwide Sales and Vice President of Digital Media. Prior to joining Micron Technology, Inc., Mr. Adams served as Chief Operating Officer of Lexar Media, Inc. in 2006 and as Vice President of Sales and Marketing of Creative Labs, Inc. from 2002 to 2006.

Mr. Adams holds a bachelor’s degree in economics from Boston College, and a master’s degree from Harvard Business School.

Mr. Adams will participate in the non-employee director compensation arrangements generally applicable to all Seagate non-employee directors. Under the terms of those arrangements as currently in effect, he will receive, among other things: (i) an annual cash retainer of $100,000 for service on the Board, and (ii) an initial restricted share unit grant equal in number to $275,000 divided by the average closing stock price for the quarter prior to the grant and rounded to the nearest whole share, provided, however, that the initial grant shall be prorated on the basis of the number of days between the Effective Date and the AGM. In addition, Mr. Adams will receive $15,000 per annum for service on the Audit Committee.

In connection with the appointment, Seagate and Mr. Adams will enter into a deed of indemnity, the form of which was filed with the SEC on July 29, 2010, as Exhibit 10.1 to Seagate’s Current Report on Form 8-K dated July 27, 2010.

A copy of Seagate’s press release announcing the appointment of Mark W. Adams is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated January 20, 2017, of Seagate Technology plc entitled “Mark W. Adams Appointed to Seagate Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ DAVID H. MORTON, JR.
Name:	David H. Morton, Jr.
Title:	Executive Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: January 20, 2017